Exhibit 10.2

XL Capital Ltd

July 28, 2008

Ms. Fiona E. Luck
c/o XL Capital Ltd
XL House
One Bermudiana Road
Hamilton, Bermuda HM 11

Dear Fiona:

     In connection with the change in your position, time commitment and compensation described in the Form 8-K filed with the United States Securities and Exchange Commission by XL Capital Ltd (the “Company”) of even date herewith (the “Form 8-K”), by this letter we hereby amend Section 8(d)(iv) and Exhibit B of your Employment Agreement with the Company dated November 1, 2006 to provide that any written notice pursuant thereto resulting from such changes set forth in the Form 8-K may be given by you at any time prior to January 31, 2009.

Sincerely,

XL CAPITAL LTD

By:	/s/ Brian W. Nocco
Title: Chief Financial Officer

ACKNOWLEDGED AND AGREED:

/s/ Fiona E. Luck
Fiona E. Luck

XL Insurance Ltd

By:	/s/ Brian W. Nocco
Title: Chief Financial Officer

XL Re Ltd

By:	/s/ Brian W. Nocco
Title: Chief Financial Officer